Morris Publishing’s Restructuring Plan Confirmed

Company Expected to Emerge from Bankruptcy by March 1, 2010

Augusta, Georgia–February 17, 2010–The bankruptcy court here today confirmed Morris Publishing Group’s reorganization plan and approved the adequacy of its Disclosure Statement, clearing the way for the Company to emerge from bankruptcy as soon as March 1, 2010.

Once it emerges from bankruptcy, Morris Publishing and its 13 daily newspapers will operate from a stronger financial position, having reduced its overall principal amount of indebtedness from approximately $418 million to approximately $107 million.

“We are delighted with the Court’s decision today,” said William S. Morris III, chairman of Morris Publishing. “This restructuring process has been lengthy and difficult, especially for our dedicated and loyal employees. I want to personally thank them, along with our advertisers, suppliers and readers, for their valued support during this period.

“Our commitment is to remain an agile and innovative market-driven newspaper company whose core mission is to gather and distribute news, support our advertisers and publish great newspapers and Web sites.”

Morris filed its Pre-Packaged Plan of Reorganization in January with the overwhelming support of its bondholders as well as its senior secured creditors. Upon emergence, the Company will exchange $100 million of new second lien secured notes due in 2014 for the cancellation of approximately $278.5 million of principal amount of outstanding senior subordinated unsecured notes due 2013 plus accrued and unpaid interest.

Concurrently with the exchange of bondholder debt, affiliated entities owned and controlled by the Morris family will make a capital contribution of approximately $85 million and a repayment of intercompany indebtedness of approximately $25 million, resulting in the cancellation of approximately $110 million of Morris Publishing’s senior secured debt.

For more information on the Company's restructuring, visit Morris Publishing's Web site, www.morrisrestructures.com.

About Morris Publishing

Morris Publishing Group, LLC, is a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska.

The Company has a concentrated presence in the Southeast, with four signature holdings: The Florida Times-Union (Jacksonville), The Augusta Chronicle, the Savannah (Ga.) Morning News and the Athens (Ga.) Banner-Herald.

Morris Publishing Group's other nine daily newspapers are: Amarillo (Texas) Globe-News; Bluffton (S.C.) Today; Brainerd (Minn.) Dispatch; Juneau (Alaska) Empire; Log Cabin Democrat, Conway, Ark.; Lubbock (Texas) Avalanche-Journal; Peninsula Clarion, Kenai, Alaska; The St. Augustine (Fla.) Record; The Topeka (Kan.) Capital-Journal.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and while we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contact:

Sitrick And Company, for Morris Publishing Group

Sandra Sternberg
310-788-2850
Or
Dave Satterfield
408-802-6767